                                                                     EXHIBIT 2.1





                              WIRED VENTURES, INC.

                               EXCHANGE AGREEMENT

                                  MAY 28, 1996

                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----

1.       AGREEMENT TO ISSUE AND ACQUIRE . . . . . . . . . . . . . . . .    1

         1.1     Authorization Of Shares  . . . . . . . . . . . . . . .    1
         1.2     Sale And Purchase  . . . . . . . . . . . . . . . . . .    1

2.       CLOSING, DELIVERY AND PAYMENT  . . . . . . . . . . . . . . . .    2

         2.1     Closing  . . . . . . . . . . . . . . . . . . . . . . .    2
         2.2     Delivery . . . . . . . . . . . . . . . . . . . . . . .    2

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . .    2

         3.1     Organization, Good Standing And Qualification  . . . .    2
         3.2     Capitalization; Voting Rights  . . . . . . . . . . . .    2
         3.3     Authorization; Binding Obligations . . . . . . . . . .    3
         3.4     Compliance With Other Instruments  . . . . . . . . . .    3
         3.5     Litigation.  . . . . . . . . . . . . . . . . . . . . .    3
         3.6     Compliance With Laws; Permits  . . . . . . . . . . . .    4
         3.7     Offering Valid . . . . . . . . . . . . . . . . . . . .    4

4.       REPRESENTATIONS AND WARRANTIES OF THE INVESTORS  . . . . . . .    4

         4.1     Requisite Power And Authority  . . . . . . . . . . . .    4
         4.2     Consents . . . . . . . . . . . . . . . . . . . . . . .    5
         4.3     Investment Representations . . . . . . . . . . . . . .    5
         4.4     Transfer Restrictions  . . . . . . . . . . . . . . . .    5
         4.5     Title To Assets  . . . . . . . . . . . . . . . . . . .    6
         4.6     Compliance With Other Instruments  . . . . . . . . . .    6
         4.7     Legends  . . . . . . . . . . . . . . . . . . . . . . .    6

5.       CONDITIONS TO CLOSING  . . . . . . . . . . . . . . . . . . . .    6

         5.1     Conditions To Investors' Obligations At The Closing. .    6
         5.2     Conditions To Obligations Of The Company.    . . . . .    7

6.       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . .    7

         6.1     Governing Law  . . . . . . . . . . . . . . . . . . . .    7
         6.2     Successors And Assigns . . . . . . . . . . . . . . . .    7
         6.3     Entire Agreement . . . . . . . . . . . . . . . . . . .    7
         6.4     Severability . . . . . . . . . . . . . . . . . . . . .    8
         6.5     Amendment And Waiver . . . . . . . . . . . . . . . . .    8

                                       i.

                                TABLE OF CONTENTS

                                                                         PAGE

         6.6     Notices  . . . . . . . . . . . . . . . . . . . . . . .    8
         6.7     Expenses . . . . . . . . . . . . . . . . . . . . . . .    8
         6.8     Attorneys' Fees  . . . . . . . . . . . . . . . . . . .    8
         6.9     Titles And Subtitles . . . . . . . . . . . . . . . . .    8
         6.10    Counterparts . . . . . . . . . . . . . . . . . . . . .    8
         6.11    Broker's Fees  . . . . . . . . . . . . . . . . . . . .    9
         6.12    Exculpation Among Investors  . . . . . . . . . . . . .    9

                                       ii.

                                INDEX OF EXHIBITS

         Schedule of Purchasers                                      Exhibit A

         Certificate of Incorporation                                Exhibit B

         Investor Rights Agreement                                   Exhibit C

                                      iii.

                              WIRED VENTURES, INC.

                               EXCHANGE AGREEMENT


     THIS EXCHANGE AGREEMENT (the "Agreement") is entered into as of May 28, 1996 by and among WIRED VENTURES, INC., a Delaware corporation (the "Company"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Investors attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as "Investors" and each individually as a "Investor").

                                    RECITALS

     A. The Company has authorized the issuance of an aggregate of Thirty Million Five Hundred Thousand (30,500,000) shares of its Series A Preferred Stock (the "Shares") in exchange for certain equity interests in Wired Holdings Inc., Wired USA Ltd., Wired Ventures, Ltd., and HotWired Ventures LLC held by Investors (as more fully set forth on Exhibit A hereto) as a transfer to a controlled corporation pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.

     B. Investors desire to acquire the Shares on the terms and conditions set forth herein.

     C. The Company desires to issue the Shares to Investors on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

     The parties hereto agree as follows:

1.   AGREEMENT TO ISSUE AND ACQUIRE.

     1.1 AUTHORIZATION OF SHARES. On or prior to the Closing (as defined in
Section 2 below), the Company will have authorized the issuance to Investors of the Shares having the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company attached hereto as Exhibit B (the "Certificate").

     1.2 SALE AND PURCHASE. On the terms and subject to the conditions hereof, at the Closing, the Company will issue to each Investor, severally and not jointly, and each Investor will acquire from the Company, severally and not jointly, the number of Shares set forth opposite such Investor's name on Exhibit A under the heading "Shares Acquired" for the consideration set forth opposite such Investor's name on Exhibit A under the heading "Consideration."

                                      1.

2.   CLOSING, DELIVERY AND PAYMENT.

     2.1 CLOSING. The closing of the issuance of the shares under this Agreement (the "Closing") will take place at 10:00 a.m. on May 22, 1996, at the offices of Cooley Godward Castro Huddleson & Tatum, One Maritime Plaza, 20th Floor, San Francisco, California 94111 or at such other time or place as the Company and a majority in interest of the Investors may mutually agree (such date is hereinafter referred to as the "Closing Date").

     2.2 DELIVERY. At the Closing, on to the terms and subject to the conditions hereof, the Company will deliver to the Investors certificates representing the number of Shares to be acquired at the Closing by each Investor, against valid and effective transfer of the consideration therefor as set forth on Exhibit A hereto.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to each Investor as follows:

     3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Investor Rights Agreement in the form attached hereto as Exhibit C (the "Investor Rights Agreement"), to issue the Shares and the Common Stock issuable upon conversion thereof (the "Conversion Shares") and to carry out the provisions of this Agreement, the Investor Rights Agreement and the Certificate and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business (a "Material Adverse Effect"). The Company owns no equity securities of any other corporation, limited partnership or similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

     3.2 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company immediately prior to the Closing will consist of (a) Sixty Million (60,000,000) shares of Common Stock, Two (2) of which are issued and outstanding and Six Million (6,000,000) of which are reserved for future issuance to key employees pursuant to the Company's 1996 Equity Incentive Plan, and (b) Fifty Million (50,000,000) shares of Preferred Stock, Thirty Million Five Hundred Thousand (30,500,000) of which are designated Series A Preferred Stock and Four Million Five Hundred Thousand (4,500,000) of which are designated Series B Preferred Stock, none of which is issued and outstanding. The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate. The Conversion Shares have been duly and validly reserved for issuance. Other than as contemplated by the Information Statement, including all amendments and supplements thereto, provided to each Investor (the "Statement"), and except as may be granted pursuant to the Investor Rights Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or

                                       2.

stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Certificate, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

         3.3 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Investor Rights Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Certificate has been taken or will be taken prior to the Closing. The Agreement and the Investor Rights Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (b) as limited by general principles of equity that restrict the availability of equitable remedies; and (c) to the extent that the enforceability of the indemnification provisions of Section 6.11 of this Agreement and Section 2.7 of the Investor Rights Agreement may be limited by applicable laws. The issuance of the Shares and the subsequent conversion of Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         3.4 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Certificate or Bylaws, or of any provision of any mortgage, indenture, contract, agreement or instrument to which it is a party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company that would have a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Investor Rights Agreement, and the issuance of the Shares pursuant hereto and of the Conversion Shares pursuant to the Certificate, will not, with or without the passage of time or giving of notice, result in any such material violation, or conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         3.5 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the Investor Rights Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in a Material Adverse Effect, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or

                                       3.

instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

     3.6 COMPLIANCE WITH LAWS; PERMITS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would have a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the Investor Rights Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

     3.7 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Investors contained in Section 4.3 hereof, the offer and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act.

4.   REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

     Each Investor hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

     4.1 REQUISITE POWER AND AUTHORITY. Investor has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Investor Rights Agreement and to carry out their provisions. All action on Investor's part required for the lawful execution and delivery of this Agreement and the Investor Rights Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Investor Rights Agreement will be valid and binding obligations of Investor, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights,
(b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 6.11 of this Agreement and Section 2.7 of the Investor Rights Agreement may be limited by applicable laws.

                                       4.

     4.2 CONSENTS. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or banking authority on the part of Investor required in connection with the consummation of the transactions contemplated in the Agreement or the Investor Rights Agreement have been or will have been obtained prior to and be effective as of the Closing.

     4.3 INVESTMENT REPRESENTATIONS. Investor understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Investor hereby represents and warrants as follows:

         (a) INVESTOR BEARS ECONOMIC RISK. Investor is capable of evaluating the merits and risks of its investment in the Company. Investor may be required to bear the economic risk of this investment indefinitely.

         (b) ACQUISITION FOR OWN ACCOUNT. Investor is acquiring the Shares and the Conversion Shares for Investor's own account for investment only, and not with a view towards their distribution.

         (c) INVESTOR CAN PROTECT ITS INTEREST. Investor, by reason of its, or of its management's, business or financial experience, has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Investor Rights Agreement. Further, Investor is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

         (d) COMPANY INFORMATION. Investor has received and read the Statement and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Investor has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

         (e) RESIDENCE. If the Investor is an individual, then the Investor resides in the state or province identified in the address of the Investor set forth on Investor's signature page hereto; if the Investor is a partnership, corporation, limited liability company or other entity, then the office of the Investor in which its investment decision was made is located at the address of the Investor set forth on Investor's signature page hereto.

     4.4 TRANSFER RESTRICTIONS. Investor agrees that the Company (or a representative of the Company's underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that the Investor not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act as may be requested by the Company (or a representative of the Company's underwriters). Investor further agrees that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

                                       5.

     4.5 TITLE TO ASSETS. Investor has good and marketable title to the assets identified opposite such Investor's name on Exhibit A under the heading "Consideration" (the "Consideration"), subject to no mortgage, pledge, lien, lease, encumbrance or charge. To the extent such Investor's Consideration is subject to vesting or similar restrictions, Investor acknowledges that the Shares to be issued to such Investor will remain subject to such restrictions after the Closing unless otherwise modified in writing by the Company and the Investor.

     4.6 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of and compliance with this Agreement and the Investor Rights Agreement, and the acquisition of the Shares pursuant hereto and the acquisition of the Conversion Shares pursuant to the Certificate, will not, with or without the passage of time or giving of notice, result in (a) any material violation of, conflict with, or default under any charter document, mortgage, indenture, contract, agreement or instrument to which it is a party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to it; (b) the creation of any mortgage, pledge, lien, lease, encumbrance or charge upon such Investor's Consideration.

     4.7 LEGENDS. Investor understands that each certificate representing Shares or Conversion Shares will be stamped or imprinted with the following legend (in addition to any other legend required under applicable state securities laws):


                IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.


5.   CONDITIONS TO CLOSING.

     5.1 CONDITIONS TO INVESTORS' OBLIGATIONS AT THE CLOSING. Investors' obligations to acquire the Shares at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof will be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company will have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

         (b) LEGAL INVESTMENT. On the Closing Date, the issuance of the Shares and the proposed issuance of the Conversion Shares will be legally permitted by all laws and regulations to which Investors and the Company are subject.

                                       6.

         (c) CONSENTS, PERMITS, AND WAIVERS. The Company will have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Investor Rights Agreement (except for such as may be properly obtained subsequent to the Closing).

         (d) INVESTOR RIGHTS AGREEMENT. The Investor Rights Agreement will have been executed and delivered by the parties thereto.

     5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue the Shares at the Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by Investors in Section 4 hereof will be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

         (b) CONSENTS, PERMITS, AND WAIVERS. The Company will have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Investor Rights Agreement (except for such as may be properly obtained subsequent to the Closing).

         (c) INVESTOR RIGHTS AGREEMENT. The Investor Rights Agreement will have been executed and delivered by the parties thereto.

         (d) DELIVERY OF CERTIFICATES. Each Investor will have delivered all certificates (if any) representing its Consideration, duly endorsed for transfer.

6.   MISCELLANEOUS.

     6.1 GOVERNING LAW. This Agreement will be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

     6.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and will inure to the benefit of and be enforceable by each person who will be a holder of the Shares from time to time.

     6.3 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party will be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                                       7.

     6.4 SEVERABILITY. In case any provision of the Agreement will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     6.5 AMENDMENT AND WAIVER.

         (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

         (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

     6.6 NOTICES. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five
(5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the Company at the address as set forth on the signature page hereof and to Investor at the address set forth on Investor's signature page hereto or at such other address as the Company or Investor may designate by ten (10) days' advance written notice to the other parties hereto.

     6.7 EXPENSES. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Investor Rights Agreement.

     6.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute will be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which will include, without limitation, all fees, costs and expenses of appeals.

     6.9 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

    6.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.

                                       8.

     6.11 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.11 being untrue.

     6.12 EXCULPATION AMONG INVESTORS. Each Investor acknowledge that it is not relying upon any person, firm, or corporation other than the Company in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor will be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                       9.

     The parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

WIRED VENTURES, INC.


By:
    -------------------------------
        Chief Executive Officer

Address:  520 Third Street
          Fourth Floor
          San Francisco, CA  94107


INVESTORS:

[SIGNATURE PAGES FOLLOW]

                             INVESTOR SIGNATURE PAGE
                              TO EXCHANGE AGREEMENT



Investor Name:
               ---------------------------------

Signature:
               ---------------------------------

Name and Title of Signatory
(if Investor is not
an individual):
               ---------------------------------

Address:
               ---------------------------------

               ---------------------------------

               ---------------------------------

                                    EXHIBIT A

                                                 SHARES
               INVESTOR NAME                    ACQUIRED                       CONSIDERATION
               -------------                    --------                       -------------
  Advance Magazine Publishers, Inc.             4,086,112   105,000 Wired Ventures, Ltd. ("Wired Ventures")
                                                            Class A limited partnership Units ("Class A
                                                            Units")

  Anker, Andrew L. and Renee S.,                  533,076   366 shares of Wired Holdings Inc. ("Holdings")
  as Co-Trustees of the                                     Common Stock; 7,220 Wired Ventures Class B
  Anker 1996 Trust                                          limited partnership Units ("Class B Units");
                                                            4,000 HotWired Ventures LLC ("HotWired
                                                            Ventures") Class B Membership Units

  Anker, Peter M. and Margaret                    116,111   50 Wired USA Ltd. ("Wired USA") Class A Units

  Anuff, Joey                                      10,108   305 HotWired Ventures Class C Membership Units

  Aversa, Fabio                                    56,012   399 shares of Holdings Common Stock; 57 HotWired
                                                            Ventures Class A Membership Units
  Bates Living Trust u/a/d July 6, 1987           116,111   50 Wired USA Class A Units

  Battelle, John                                  354,336   1,776 shares of Holdings Common Stock; 3,610
                                                            Wired Ventures Class B Units

  Bayers III, Albert F.                            49,197   857 HotWired Ventures Class B Membership Units

  Boyce, Richard D.                                49,197   857 HotWired Ventures Class B Membership Units

  Burda Digital, Inc.                             263,860   2,857 HotWired Ventures Class A Membership Units

  Cannon, W. Dilworth                               2,678   29 HotWired Ventures Class A Membership Units

  CSK Corporation                                 263,860   2,857 HotWired Ventures Class A Membership Units
  Dilworth, Robert P.                               2,678   29 HotWired Ventures Class A Membership Units

  Durtschi, Jefferson                               6,557   71 HotWired Ventures Class A Membership Units

  Eagan, Michael Q.                               116,111   50 Wired USA Class A Units

  Frauenfelder, Mark                               25,690   722 Wired Ventures Class B Units

  GC&H Investments                                150,534   62 Wired USA Class A Units; 71 HotWired Ventures
                                                            Class A Membership Units

                                       1.

                                                 SHARES
               INVESTOR NAME                    ACQUIRED                       CONSIDERATION
               -------------                    --------                       -------------
  Gerhauser, Lisa C.                               10,108   305 HotWired Ventures Class C Membership Units

  Glynn, John                                     117,394   923 shares of Holdings Common Stock

  Glynn Family Trust, The                          13,207   143 HotWired Ventures Class A Membership Units

  Graves, Mark                                     42,106   310 shares of Holdings Common Stock; 29 HotWired
                                                            Ventures Class A Membership Units

  H.W. Jesse & Co. Inc.                         1,161,106   500 Wired USA Class A Units

  Henson, Lori                                      2,417   19 shares of Holdings Common Stock

  Herst, Douglas                                   34,833   15 Wired USA Class A Units

  Himmel Trust, Jeffrey B. Braun as the            26,414   266 HotWired Ventures Class A Membership Units
  Trustee of the  Hromadko, Gary F.                         3,971   43 HotWired Ventures Class A Membership Units

  Huffard, Joshua C.                                3,971   43 HotWired Ventures Class A Membership Units

  Huffard, Jay C.                                   1,293   14 HotWired Ventures Class A Membership Units

  Ishibashi, Rex                                  131,155   3,686 Wired Ventures Class B Units

  Jackson Living Trust dtd July 15, 1992        2,744,736   1,188 Wired USA Class A Units

  Jesse, Jr., H. William                          377,990   2,059 shares of Holdings Common Stock; 50 Wired
                                                            USA Class A Units

  Jesse, Jr., Pensco Pension Services fbo         116,111   50 Wired USA Class A Units
  H. William

  Johnson, Jeri                                     4,833   38 shares of Holdings Common Stock

  Kamin, Anthony N.                                13,207   143 HotWired Ventures Class A Membership Units

  Kelly, Kevin                                    354,336   1,776 shares of Holdings Common Stock; 3,610
                                                            Wired Ventures Class B Units
  Louie, Jonathan P.                               16,490   286 HotWired Ventures Class B Membership Units

  Lyon, Dana                                       26,224   737 Wired Ventures Class B Units

  McCaw, Jr., John E.                             580,553   250 Wired USA Class A Units

  McElravy, Rebecca                                 2,417   19 shares of Holdings Common Stock

                                       2.

                                                 SHARES
               INVESTOR NAME                    ACQUIRED                       CONSIDERATION
               -------------                    --------                       -------------
  McShane Living Trust, O. Lynn and               116,111   50 Wired USA Class A Units
  Susan M.

  Meckfessel, David                                 7,250   57 shares of Holdings Common Stock

  Metcalfe, Jane                                5,361,324   42,153 shares of Holdings Common Stock

  Mosier, Eugene                                  338,954   2,665 shares of Holdings Common Stock

  Negroponte, Nicholas                          2,420,478   10,000 shares of Holdings Common Stock; 500
                                                            Wired USA Class A Units

  Orca Bay Capital Corporation                    263,860   2,857 HotWired Ventures Class A Membership Units

  Pacific Telesis Ventures                        263,860   2,857 HotWired Ventures Class A Membership Units

  Petersen, Julie                                  13,146   229 HotWired Ventures Class B Membership Units

  Plunkett, John and Barbara Kuhr               1,016,735   7,994 shares of Holdings Common Stock

  Plunkett + Kuhr                                  65,615   1,143 HotWired Ventures Class B Membership Units

  Raptor Global Fund, L.P.                         22,073   239 HotWired Ventures Class A Membership Units

  Raptor Global Fund, Ltd.                         26,137   283 HotWired Ventures Class A Membership Units

  Ried, Christine                                   4,833   38 shares of Holdings Common Stock

  Rossetto, Jr., Louis                          5,543,049   42,153 shares of Holdings Common Stock; 50 Wired
                                                            USA Class A Units; 1,143 HotWired Ventures Class
                                                            B Membership Units

  San Tomo Partners                               290,277   125 Wired USA Class A Units

  Sanner, David                                    13,157   229 HotWired Ventures Class B Membership Units

  Schneider, Thomas                                25,690   722 Wired Ventures Class B Units

  Scileppi, James and Michelle                     58,055   25 Wired USA Class A Units

  Simon, Jeffrey                                   20,216   610 HotWired Ventures Class C Membership Units

  Smelick, Robert M.                              405,467   2,701 shares of Holdings Common Stock; 25 Wired
                                                            USA Class A Units; 42 HotWired Class A
                                                            Membership Units

                                       3.

                                                 SHARES
               INVESTOR NAME                    ACQUIRED                       CONSIDERATION
               -------------                    --------                       -------------
  Smelick 1990 Trust u/a dated April 17,           60,733   25 Wired USA Class A Units; 29 HotWired Ventures
  1990, Alexandra McBryde                                   Class A Membership Units

  Smelick 1990 Trust u/a dated April 17,           60,733   25 Wired USA Class A Units; 29 HotWired Ventures
  1990, Gillian Sterling                                    Class A Membership Units

  Smelick 1990 Trust u/a dated April 17,           60,733   25 Wired USA Class A Units; 29 HotWired Ventures
  1990, Christopher Paine                                   Class A Membership Units

  Smelick IRA, Delaware Charter Guarantee          11,914   129 HotWired Ventures Class A Membership Units
  & Trust Company fbo Robert M.

  Sotkiewicz, Todd                                 51,380   1,444 Wired Ventures Class B Units

  Spence, Kristin                                 225,885   1,776 shares of Holdings Common Stock

  Steadman, Carl                                   10,108   305 HotWired Ventures Class C Membership Units

  Sterling Payot Company                           19,884   600 HotWired Ventures Class C Membership Units

  Stewart, Ian                                    812,468   356 Wired USA Class B Units

  Stites, Larry                                    11,956   94 shares of Holdings Common Stock

  Stupski Revocable Trust, Lawrence J.            174,166   75 Wired USA Class A Units

  Tudor BVI Futures, Ltd.                          73,607   797 HotWired Ventures Class A Membership Units

  Tudor Arbitrage Partners, L.P.                   10,159   110 HotWired Ventures Class A Membership Units

  Vanderslice, Elizabeth                           40,114   57 shares of Holdings Common Stock; 571 HotWired
                                                            Ventures Class B Membership Units

  Veen, Jeffrey                                     6,544   114 HotWired Ventures Class B Membership Units

  Wakin, R. Christopher and Brenda M.              19,764   214 HotWired Ventures Class A Membership Units
  as JTWROS

  Wilkinson, Lawrence                              32,511   14 Wired USA Class A Units

  Wolf, Gary                                       26,234   457 HotWired Ventures Class B Membership Units

  WPP Group USA, Inc.                             527,720   5,714 HotWired Ventures Class A Membership Units
                                               ----------
          TOTAL                                30,500,000
                                               ==========

                                       4.